UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

      FORM 8-K

      CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2003

       POWER EFFICIENCY CORPORATION
      (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-31805 Commission File Number	22-3337365 (IRS Employer Identification No.)

4220 Varsity Drive, Suite E, Ann Arbor, Michigan (Address of principal executive offices)		48108 (Zip Code)

Registrant’s telephone number, including area code: (734) 975-9111

N/A
     (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

(a)     Two recent events have caused a change in control of Power Efficiency Corporation, a Delaware corporation (the “Registrant” or the “Company”). These events have caused Summit Energy Ventures, LLC (“Summit”), a private equity firm specializing in energy related technologies and one of Power Efficiency’s shareholders, to obtain voting control of the Registrant.

Summit purchased 2,346,233 shares of Series A-1 Convertible Preferred Stock from the Registrant in June of 2002. The shares of Series A Preferred Stock vote together with the Common Stock as a single class. The initial conversion rate allowed Summit to convert its Series A-1 Convertible Preferred Stock into Common Stock at the rate of two shares of Common Stock for each share of Series A-1 Convertible Preferred Stock. However, according to the terms of this transaction, Summit’s ability to vote its shares was limited. Summit was only entitled to vote such number of shares of Series A-1 Convertible Preferred Stock that equaled 28% of the outstanding shares of Common Stock entitled to vote on the date of such stockholder vote.

On May 8, 2003, the Registrant entered into a financing transaction whereby Summit provided the Registrant with a $1,000,000 line of credit (as more fully described in Item 2). As part of that transaction, the limitation on Summit’s ability to vote its shares described above was removed. As a result, each share of Series A-1 Convertible Preferred Stock is entitled to such number of votes equal to the number of shares of Common Stock each share of Series A-1 Convertible Preferred Stock is convertible into.

The second event that increased Summit’s voting power was the Registrant’s issuance of Common Stock in a private placement. The Registrant has recently entered into a stock purchase agreement whereby the Registrant agreed to sell shares to a foreign company in sales exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S. These sales are to take place at various times and at various prices. The price per share will in no case be less than $0.25. The lowest price at which stock has been sold so far has been approximately $0.25 per share. The terms of the Series A-1 Convertible Preferred Stock owned by Summit provide for an adjustment of the conversion price in the event the Registrant issues stock at a price less than $0.53 per share. As a result of the sale of stock at approximately $0.25, each share of Series A-1 Convertible Preferred Stock is now convertible into approximately 4.25 shares of Common Stock. This change in the conversion ratio also increases the voting power of the Series A-1 Convertible Preferred Stock to approximately 4.25 votes per share.

The shares of Series A Preferred Stock vote together with the Common Stock as a single class. As a result of these two recent events, the voting power of the Series A-1 Convertible Preferred Stock held by Summit entitles Summit to approximately 58 percent of the votes that may be cast.

Item 2.  Acquisition or Disposition of Assets.

Line of Credit Financing

On May 8, 2003, the Registrant closed on a line of credit (the “Financing”) from Summit. Pursuant to the terms of the revolving credit note entered into between the Registrant and Summit (the “Note”), the Registrant received a $1 million line of credit from Summit. Summit is a major stockholder of the Registrant and is entitled to appoint three of the Registrant’s eight directors. The Financing was unanimously approved by the five non-Summit directors with the Summit directors abstaining. The significant transaction documents executed in the Financing are attached as Exhibits.

Security Interest. To secure the repayment of the outstanding balance (including all principal, interest and fees) due under the Note, the Registrant granted Summit a security interest in all of the Registrant’s assets, both tangible and intangible. The outstanding balance of the Note is due on the earlier of (i) December 31, 2003, or (ii) at such time that an event of default occurs. The following conditions, among other things, would constitute an event of default:

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1)	the Bankruptcy of the Registrant or the commencement of any similar proceeding;
2)	the inability of the Registrant to pay its debts as they become due;
3)	the occurrence of an event that has a material adverse effect on the business, property, operations, prospects or condition (financial or otherwise);
4)	it is discovered that any representation, warranty or certification made by the Registrant to Summit in connection with the Financing was false or misleading in any material respect;
5)	the Registrant fails to provide Summit unaudited financials each month demonstrating that the Registrant is not in default under the Note; and
6)	the Registrant fails to meet certain financial covenants made in the Note.

The financial covenants referenced in item 6 above require the following:

            (i)      For the period from May 1, 2003 up to and including June 30, 2003, the Registrant shall cause its Contributed Capital (as defined below) to equal or exceed $351,000;

            (ii)      For the period from July 1, 2003 up to and including July 31, 2003, the Registrant shall cause its Contributed Capital to equal or exceed $315,000;

            (iii)     For each calendar month during the period from and including August 1, 2003 to the date on which all of the obligations of the Registrant under this Note shall have been paid in full and the Total Commitment shall have expired, the Registrant shall cause its Contributed Capital to equal or exceed $331,000; provided that (A) if, during the periods specified in Section (i) and Section (ii), the Registrant’s Contributed Capital exceeds $351,000 and $315,000, respectively, then the Registrant may carry over the amounts of such excess to succeeding calendar months for purposes of calculating the Registrant’s Contributed Capital for such succeeding calendar months; and (B) in any given calendar month after July 31, 2003, the Registrant’s Contributed Capital exceeds $331,000, then the amount of such excess may be carried over to succeeding calendar months for purposes of calculating the Registrant’s Contributed Capital for such succeeding calendar months;

            (iv)     Until such time as all of the obligations of the Registrant under this Note shall have been paid in full and the Total Commitment shall have expired, the Registrant shall not permit its operating expenses in any given calendar month to exceed $305,000.

      “Contributed Capital” means, for any given period, the sum of the Gross Margin of the Registrant for that period plus the Equity Revenue of the Registrant for that period. “Gross Margin” shall mean the gross operating revenue of the Registrant for the applicable period less the cost of goods sold (determined in accordance with Generally Accepted Accounting Principles) for that period. “Equity Revenue” shall mean the total sum of equity raised by the Registrant in the applicable period through the sale of its common stock by means of private placements and/or Regulation S offerings.

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Convertibility. Summit has the ability at any time to give the Registrant notice of its desire to convert any portion of the balance of the Note into Series A-1 Convertible Preferred Stock. At that time, the Registrant will have seven days to repay Summit the amount Summit has indicated it desires to convert. In the event that the amount is not repaid in seven days, Summit will receive Series A-1 Convertible Preferred Stock. The conversion features of the Note and the Series A-1 Convertible Preferred Stock work together so that Summit would effectively be getting the right to acquire Common Stock at $0.183 per share.

Also upon conversion, the warrant the Registrant issued to Summit in June of 2002 would be expanded. Currently, according to the terms of the Warrant, Summit has the right to purchase such number of shares of stock in the Registrant that would give Summit a 51% interest in the Registrant. Upon conversion, the warrant would be expanded to give Summit the right to purchase an approximately 60% interest in the Registrant. The purchase price of the shares purchasable under the warrant is determined by a formula which is a function of the Registrant’s earnings and may be zero.

Fees and Interest on the Note. As consideration for the line of credit, the Registrant paid Summit a $50,000 fee which was paid with the proceeds of the Registrant’s first draw under the Note. The first draw was in the amount of $250,000 and occurred on May 9, 2003. The outstanding balance on the Note accrues interest at 15%.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Item 7(a) Financial Statements:
Not applicable.
Item 7(b) Pro Forma Financial Information:
Not applicable.
Item 7(c) Exhibits:

The following exhibits are filed as part of this report:

Description of Document		Location

4.1	Certificate of Designation dated June 13, 2002.	*
4.2	Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock of Power Efficiency Corporation.	Filed herewith
10.1	Revolving Credit Note dated May 8, 2003.	Filed herewith
10.2	Security Agreement dated May 8, 2003.	Filed herewith
10.3	Stock Purchase Warrant dated June 14, 2002.	*
10.4	Certificate of Amendment of Warrant.	Filed herewith

*Previously filed by the Registrant as an Exhibit on Form 8-K, on June 18, 2002.

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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION
 (Registrant)

By:   /s/  Raymond J. Skiptunis
       Raymond J. Skiptunis, President & CEO

Date: May 23, 2003